EXHIBIT 99.3

Camber Energy, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 23, 2020, Camber Energy, Inc. completed the acquisition of 51% of the issued and outstanding common stock of Viking Energy Group, Inc. The acquisition will be accounted for using the acquisition method of accounting in accordance with GAAP. Under the acquisition method of accounting, Camber will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the Effective Time.

The following unaudited pro forma condensed combined financial statements and the related notes present the combination of the historical consolidated financial statements of Camber and Viking to give effect to the acquisition. See additional information in Note 1 – Basis of Presentation to the Unaudited Pro Forma Condensed Combined Financial Information

CAMBER ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

	Historical
	Camber Energy, Inc. 9/30/20	Viking Energy Group, Inc. 9/30/20	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$1,112,965	$5,951,272			$7,064,237
Accounts receivable	145,362	3,806,746			3,952,108
Prepaid expenses and other current assets, net	220,682	33,178			253,860
Total current assets	1,479,009	9,791,196			11,270,205

Oil and gas properties, net	75,394	141,073,588	14,847,863	(f)	155,996,845
Other property and equipment, net	-	443,513			443,513
Notes receivable	10,241,048	-	(8,017,048	)(a)(b)	2,224,000
Derivative asset	-	4,376,174			4,376,174
Goodwill			45,855,539	(c)	45,855,539
Other assets	-	121,196			121,196

TOTAL ASSETS	$11,795,451	$155,805,667			$220,287,472

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,563,519	$6,650,344			$8,213,863
Derivative liability	-	965,903			965,903
Amounts due directors	-	573,562			573,562
Current asset retirement obligation	25,766	-			25,766
Undistributed revenue and royalties	-	3,415,990			3,415,990
Current income taxes payable	3,000	-			3,000
Current portion of long term debt	-	61,614,657	(7,630,482	)(a)(i)	53,984,175
Total current liabilities	1,592,285	73,220,456			67,182,259

Long term debt - net of current portion	-	66,891,550	12,000,000	(g)	78,891,550
Operating lease liability	-	258,948			258,948
Asset retirement obligations	20,017	5,413,902			5,433,919
Total Liabilities	1,612,302	145,784,856			151,766,676

Temporary equity
Preferred stock series C	6,000,000	-			6,000,000

Stockholders' Equity
Equity attributable to Company	4,183,149	11,203,763	(2,431,182	)(e)(h)	12,955,730
Noncontrolling interest	-	(1,182,952)	50,748,018	(b)(d)	49,565,066
Total Stockholders' Equity (Deficit)	4,183,149	10,020,811			62,520,796

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$11,795,451	$155,805,667			$220,287,472

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CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

CAMBER ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED SEPTEMBER 30, 2020

	Historical
	Camber Energy, Inc. - Six Months Ended 9/30/20	Viking Energy Group, Inc. - Six Months Ended 9/30/20	Pro Forma Adjustments		Pro Forma Combined

REVENUE
Oil and gas sales	$91,147	$19,699,250			$19,790,397

OPERATING EXPENSES
Lease operating expenses and production taxes	99,988	9,388,437			9,488,425
Depreciation, depletion and amortization	5,132	5,494,391			5,499,523
Impairment of oil and gas properties	-	2,500,000	(2,500,000	)(k)	-
General and administrative	1,539,578	2,107,335			3,646,913
Stock based compensation	-	3,432,832			3,432,832
Accretion of asset retirement obligation	-	235,317			235,317
Other expense	-	-			-
TOTAL OPERATING EXPENSES	1,644,698	23,158,312			22,303,010

INCOME (LOSS) FROM OPERATIONS	(1,553,551)	(3,459,062)			(2,512,613)

OTHER INCOME (EXPENSE)
Interest expense	-	(12,237,480)			(12,237,480)
Amortization of debt discount		(4,770,198)			(4,770,198)
Change in fair value of derivatives		(14,310,351)			(14,310,351)
Equity in earnings of unconsolidated entity	(2,140,121)	-	2,140,121	(j)	-
Loss on financing settlements	-	(931,894)			(931,894)
Other income (expense)	42,532	1,228			43,760
TOTAL OTHER INCOME (EXPENSE)	(2,097,589)	(32,248,695)			(32,206,163)

NET INCOME (LOSS)	(3,651,140)	(35,707,757)			(34,718,776)

NONCONTROLLING INTEREST	-	2,140,121	15,356,680	(j)(l)	17,496,801

NET INCOME (LOSS) ATTRIBUTABLE TO CAMBER	$(3,651,140)	$(33,567,636)			$(17,221,975)

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CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

CAMBER ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2020

	Historical
	Camber Energy, Inc. - Year Ended 3/31/20	Viking Energy Group, Inc. - Twelve Months Ended 3/31/20	Pro Forma Adjustments		Pro Forma Combined

REVENUE
Oil and gas sales	$397,118	$37,034,210			$37,431,328

OPERATING EXPENSES
Lease operating expenses and production taxes	494,096	13,363,586			13,857,682
Depreciation, depletion and amortization	20,420	11,742,960			11,763,380
General and administrative	4,909,871	5,484,329			10,394,200
Stock based compensation	-	1,165,701			1,165,701
Accretion of asset retirement obligation	-	434,556			434,556
TOTAL OPERATING EXPENSES	5,424,387	32,191,132			37,615,519

INCOME (LOSS) FROM OPERATIONS	(5,027,269)	4,843,078			(184,191)

OTHER INCOME (EXPENSE)
Interest expense	(14,771)	(14,440,862)			(14,455,633)
Amortization of debt discount	-	(6,931,815)			(6,931,815)
Change in fair value of derivatives	-	29,316,147			29,316,147
Equity in earnings of unconsolidated entity	957,169	-	(957,169	)(m)	-
Other income (expense)	228,572	3,242			231,814
TOTAL OTHER INCOME (EXPENSE)	1,170,970	7,946,712			8,160,513

NET INCOME (LOSS)	(3,856,299)	12,789,790			7,976,322

NONCONTROLLING INTEREST	-	(957,169)	(5,309,828	)(m)(n)	(6,266,997)

NET INCOME (LOSS) ATTRIBUTABLE TO CAMBER	$(3,856,299)	$11,832,621			$1,709,325

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CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with GAAP and are based on the historical consolidated financial statements of Camber and Viking, after giving effect to the acquisition as well as pro forma adjustments.

The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheets of Camber and Viking as of September 30, 2020, giving effect to the acquisition as if it had occurred on September 30, 2020.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2020 and the six months ended September 30, 2020 assume the acquisition took place on April 1, 2019, the beginning of Camber’s most recently completed fiscal year. Camber’s audited consolidated statement of operations for the fiscal year ended March 31, 2020 has been combined with Viking’s unaudited proforma consolidated statement of operations for the twelve months ended March 31, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2020 combines the unaudited consolidated statement of operations of Camber for the six months ended September 30, 2020 with the unaudited consolidated statement of operations of Viking for the six months ended September 30, 2020, as if the effective date of the acquisition was September 30, 2020, and interim unaudited financial statements were prepared for both Camber and Viking as of that date.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that Camber may achieve with respect to the combined operations of Camber and Viking. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the acquisition.

The unaudited pro forma condensed combined financial statements reflect the estimated acquisition consideration, which does not represent what the actual merger consideration transferred will be at the Effective Time. In accordance with GAAP, the fair value of equity securities issued as the consideration transferred will be measured on the closing date of the acquisition at the then-current market price. Viking has estimated the total consideration to be approximately $27,050,979, which consists of $10,900,000 paid in cash, forgiveness of two notes receivable from Viking with an estimated aggregate fair value of $9,700,204, and the assignment back to Viking of Camber’s 30% interest in one of Viking’s subsidiaries with an estimated fair value of $6,450,775.

The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Viking recorded at their preliminary estimated fair values at the effective date of the acquisition. The preliminary fair value estimates are subject to change based on the final valuations that will be determined as of the closing date of the acquisition. Actual results will differ from this unaudited pro forma condensed combined financial information once Camber has determined the final acquisition consideration and completed the valuation analysis and computations necessary to finalize the required purchase price allocations. Accordingly, the final allocations of acquisition consideration and their effects on results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Camber Energy, Inc. and Viking Energy Group, Inc.

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CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2—Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Camber and Viking.

Note 3—Estimated Acquisition Consideration and Allocation

Under the terms of the “Stock Purchase Agreement”, the Company closed on the acquisition of 51% of the issued and outstanding common shares of Viking in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities assumed, if any, are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction. The Company was required to provide a cash payment of $10,900,000, forgiveness of two notes receivable from Viking with an estimated aggregate fair value of $9,700,204, and the assignment back to Viking of Camber’s 30% interest in one of Viking’s subsidiaries with an estimated fair value of $6,450,775.

The Company performed an initial screen test provided for in Accounting Standards Update (ASU) 2017-01, Clarifying the Definition of a Business (ASU 2017-01) to determine the appropriate accounting treatment as business combination and then performed a fair value assessment performed utilizing cost, market and income approaches, as well as a discounted cash flow analysis. Pursuant to the Purchase Agreement, Viking is generally obligated (subject to certain limitations) to issue additional shares of Viking common stock to Camber to ensure that Camber shall own at least 51% of the common stock of Viking through July 1, 2022.

As a result of the acquisition Viking is now a 51% majority-owned subsidiary of Camber Energy, Inc. and is included

Under GAAP, if the value of the consideration given exceeds the fair value of the business enterprise and its net assets, the transaction can create goodwill, which is to be recognized immediately by the purchaser. The following table summarizes our calculation of goodwill to be recognized based on the estimated fair values as of December 23, 2020.

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CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The total value of the consideration given as outlined in the "Stock Purchase Agreement", representing the full purchase price of the common shares, is calculated as follows:

Cash consideration	$10,900,000
Debt cancellation including accrued interest	9,700,204
Assignment of interest in Elysium	6,450,775

Total value of consideration given	$27,050,979

Goodwill, if any, is calculated by comparing the total purchase price to the fair values of assets acquired and liabilites assumed in connection with this acquisition as follows:

Total Purchase Price	$27,050,979

Fair Value of Assets and Liabilities, including the recognition of a 49% noncontrolling interest
Cash	$16,179,481
Accounts receivable	3,162,974
Oil and gas properties	155,921,451
Property and equipment	433,168
Commodity derivative asset	1,234,308
Other asset - rental deposit	57,896
Accounts payable	(4,054,426)
Accrued expenses and amount due director	(3,896,055)
Undistributed revenues and royaoties	(4,115,462)
Commodity derivative liability	(1,003,670)
Long term debt	(126,777,395)
Operating lease liability	(241,431)
Asset retirement obligations	(6,140,333)
Noncontrolling interest recognized at fair value	(49,565,066)

Total Fair Value of Acquisition	(18,804,560)

Fair Value of Goodwill	$45,855,539

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CAMBER ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 4—Pro Forma Adjustments

(a)	Record elimination of notes receivable cancelled
	Current portion of long term debt	$9,200,000
	Notes receivable	(9,200,000)
		$-

(b)	Record elimination of book value of interest in unconsolidated entity
	Notes receivable	$1,182,952
	Noncontrolling interest	(1,182,952)
		$-

(c)	Record goodwill based on fair value estimates	$45,855,539

(d)	Record noncontrolling interest based on fair value estimates	$49,565,066

(e)	Record elimination of Viking Equity	$(11,203,763)

(f)	Record estimated fair value of oil and gas properties acquired	$14,847,863

(g)	Record increase in Camber debt to facilitate closing	$12,000,000

(h)	Record increase in Camber equity to recognize change in fair value of notes receivable and the equity interest assigned to Viking as consideration	$8,772,581

(i)	Record fair value adjustment to the carrying value of long term debt	$1,569,518

(j)	Eliminate equity in earnings of unconsolidated entity for the six months ended September 30, 2020
	Equity in earnings of unconsolidated entity	$2,140,121
	Noncontrolling interest	(2,140,121)
		$-

(k)	Adjust impairment loss for the six months ended September 30, 2020	$(2,500,000)

(l)	Recognize noncontrolling interest at 49% of Vikings net income (loss) for the six months ended September 30, 2020	$17,496,801

(m)	Eliminate equity in earnings of unconsolidated entity for the twelve months ended March 31, 2020
	Equity in earnings of unconsolidated entity	$(957,169)
	Noncontrolling interest	957,169
		$-

(n)	Recognize noncontrolling interest at 49% of Vikings net income (loss) for the twelve months ended March 31, 2020	$(6,266,997)

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